CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-273967) of Borealis Foods Inc. of our report dated April 15, 2025 on the consolidated financial statements of Borealis Foods Inc. as of December 31, 2024 and for the year then ended, which report is included herein in the Annual Report on Form 10-K of Borealis Foods Inc. for the year ended December 31, 2024.

/s/ Berkowitz Pollack Brant, Advisors + CPAs
West Palm Beach, FL April 15, 2025